EXHIBIT 99.1

PRESS RELEASE	December 6, 2019

Century Casinos, Inc. Completes Acquisition of Operations of Three Casinos from Eldorado Resorts

Colorado Springs, CO – December 6, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos”  or “the Company”), announced today that it completed the acquisition of the operations of Isle Casino Cape Girardeau (“Cape Girardeau”), Lady Luck Caruthersville (“Caruthersville”) and Mountaineer Casino, Racetrack and Resort (“Mountaineer”) from Eldorado Resorts, Inc. (Nasdaq Capital Market®: ERI) (“Eldorado Resorts”) for approximately $107 million (the “Acquisition”).

Simultaneous with the closing of the Acquisition, VICI Properties Inc. (NYSE: VICI) (“VICI”) acquired  the real estate assets of the three casino properties and the Company entered into a triple net lease agreement for such real estate with VICI. The lease has an initial annual rent of approximately $25 million and an initial term of 15 years, with four five-year renewal options.

The Company financed the Acquisition with a new credit facility that was issued by Macquarie Capital on the closing date. The credit facility also refinanced the Company’s existing debt.

“We are very excited to be expanding into Missouri and West Virginia,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos, remarked. “Cape Girardeau, Caruthersville and Mountaineer are great additions to our portfolio. We look forward to working with the staff and communities to continue the current success at these properties into the future,” Haitzmann and Hoetzinger concluded.

Isle Casino Cape Girardeau is located in Cape Girardeau, Missouri, approximately 120 miles south of St. Louis, Missouri, overlooking the Mississippi river. The property opened in 2012 and consists of a dockside casino featuring 41,500 square feet of casino space, 863 gaming machines, 20 table games, three dining venues, a pavilion and an entertainment center. The property also includes a wide variety of non-gaming amenities, including an events center.

Lady Luck Caruthersville is a riverboat casino located along the Mississippi river in Caruthersville, Missouri. The property opened in 1995 and consists of a  dockside casino featuring 21,000 square feet of casino space, 507 slot machines, nine table games, two dining venues, a 40,000 square foot pavilion and a 28-space RV park.

Mountaineer Casino, Racetrack and Resort is a hotel, casino, entertainment and live thoroughbred horse racing facility located in New Cumberland, West Virginia, one hour from downtown Pittsburgh, Pennsylvania. The property originally opened in 1951 with the casino opening in 1994 and features a 357-room hotel, approximately 1,486 slot machines, 36 table games, a poker room, a racetrack and five dining venues.

EXHIBIT 99.1

With this transaction, the Company’s portfolio* increased to 18 casinos world-wide that include over 7,185 gaming machines, 285 table games and 3,400 employees. On a pro-forma basis giving effect to the Acquisition as if it occurred on October 1, 2018, the Company’s last twelve months (“LTM”) net operating revenue and Adjusted EBITDA with the acquired properties were $414.7 million and $56.6 million, respectively. See a reconciliation of the LTM results in Supplemental Information below. On a pro-forma basis using our debt as of September 30, 2019 and giving effect to the new credit facility, the Company’s long-term debt and Net Debt after the Acquisition are $183.9 million and $133.0 million, respectively. See a reconciliation of the long-term debt and Net Debt in Supplemental Information below.

Stifel acted as exclusive financial advisor and Faegre Baker Daniels LLP acted as legal counsel to the Company in connection with the Acquisition.

Supplemental Information:

The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under the generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry.

*As of September 30, 2019, giving effect to the Acquisition but, excluding properties with management contracts.

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EXHIBIT 99.1

Supplemental Information:

Pro forma net operating revenue,  pro forma Adjusted EBITDA and pro forma combined EBITDAR are non-GAAP financial measures. The unaudited pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the Acquisition occurred at the beginning of the period presented, nor the impact of the possible business model changes. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The Company expects to incur costs associated with the Acquisition and the integration of the businesses and operations of the Company and those of Cape Girardeau, Caruthersville and Mountaineer. However, the unaudited pro forma financial information does not include these estimated Acquisition and integration costs.

We define Net Debt as total long-term debt (including current portion) plus deferred financing costs minus cash and cash equivalents. Net Debt is not considered a liquidity measure recognized under US GAAP. Management believes that Net Debt is a valuable measure of our overall financial situation. Net Debt provides investors with an indication of our ability to pay off all of our long-term debt if it became due simultaneously.

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EXHIBIT 99.1

Supplemental Information:

Reconciliation of LTM results for the Company and the acquired properties.

	Net Operating Revenue
Amounts in millions	Century	Acquired Properties (1)	Pro Forma Combined (2)
For the three months ended:
December 31, 2018	$45.1
March 31, 2019	45.6
June 30, 2019	52.4
September 30, 2019	52.9
LTM Results	$196.1	$218.6	$414.7

(1)	Based on the unaudited LTM results for the period ended September 30, 2019 as provided by Eldorado Resorts.
(2)

The unaudited pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the Acquisition occurred at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The Company expects to incur costs associated with the Acquisition and the integration of the businesses and operations of the Company and those of Cape Girardeau, Caruthersville and Mountaineer. However, unaudited pro forma financial information does not include these estimated Acquisition and integration costs.

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EXHIBIT 99.1

Supplemental Information:

Reconciliation of LTM results for the Company and the acquired properties.

	Adjusted EBITDA
Amounts in thousands	Century	Acquired Properties (1)	Pro Forma Combined EBITDAR (2)(3)	VICI Lease Payment	Pro Forma Combined Adjusted EBITDA (2)
For the three months ended:
December 31, 2018	$5.8
March 31, 2019	6.7
June 30, 2019	6.7
September 30, 2019	7.1
LTM Results	$26.3	$55.3	$81.6	$(25.0)	$56.6

(1)	Based on the unaudited LTM results for the period ended September 30, 2019 as provided by Eldorado Resorts.
(2)

The unaudited pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the Acquisition occurred at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The Company expects to incur costs associated with the Acquisition and the integration of the businesses and operations of the Company and those of Cape Girardeau, Caruthersville and Mountaineer. However, unaudited pro forma financial information does not include these estimated Acquisition and integration costs.

(3)

EBITDAR is a non-GAAP financial measure. Pro forma combined EBITDAR excludes $25.0 million of annual rental expense associated with the triple net lease agreement with VICI for the acquired properties.

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EXHIBIT 99.1

Supplemental Information:

Reconciliation of long-term debt and Net Debt for the Company and the acquired properties.

	As Reported		Pro Forma
Amounts in thousands	September 30, 2019	Adjusted	September 30, 2019
Credit agreement - Bank of Montreal	$52,412	$(52,412)	$—
Credit agreement - Macquarie	—	170,000	170,000
Credit agreements - CPL	2,076	—	2,076
Credit facilities - CPL	278	—	278
Credit agreement - CCB	1,968	—	1,968
Financing obligation - CDR land lease	14,722	—	14,722
Total principal	$71,456	$117,588	$189,044
Deferred financing costs (1)	(387)	(4,713)	(5,100)
Total long-term debt	$71,069	$112,875	$183,944

Pro Forma
Amounts in thousands	September 30, 2019
Total long-term debt	$183,944
Deferred financing costs (1)	5,100
Total principal	$189,044
Less: Cash and cash equivalents (2)	$56,029
Net Debt	$133,015

(1)

Based on underwriting and upfront fees payable to Macquarie Capital. Additional costs will be deferred for legal and other fees related to the Company’s entry into the credit agreement with Macquarie Capital.

(2)	Based on the Company’s cash and cash equivalents at September 30, 2019 and an estimated $12.0 million in cash from the acquired properties.

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EXHIBIT 99.1

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Calgary and St. Albert, Alberta, Canada and in Bath, England; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. The Company operates five ship-based casinos under agreements with one cruise ship owner. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. As of December 6, 2019, the Company owns Cape Girardeau, Caruthersville and Mountaineer, each of which is described above.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the transaction, as well as Century Casinos’ plans, objectives, expectations, intentions, and other statements relating to cash flow and operating results, its new credit facility and debt repayment. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

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EXHIBIT 99.1

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the acquisition of the three assets and the integration of the businesses and assets acquired; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the possibility that the anticipated operating results and other benefits of the transaction are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; risks associated with increased leverage from the transaction; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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